UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

January 7, 2005

Date of Report

 (Date of earliest event reported)

PACIFIC SUNSET INVESTMENTS, INC.

(Name of Small Business in its Charter)

MINNESOTA	0-23691	41-1853992
(State of other Jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

Main Address:  236 Third Ave.,-Suite A, Chula Vista, CA        91910

Mail Address:  419 Main St., Suite 424   Huntington Beach, CA         92648

( Address of Principal Executive Officers)        (Zip Code)

Registrant’s telephone number including area code:  (909) 574-6470

Fax Number (619) 425-2120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors.

On January 7, 2005, Mr. Roger Pawson, director, president and chief executive officer since July 2004, notified the Board of Directors of Pacific Sunset Investments, Inc (the “ Company”), a Minnesota Corporation, that he was going to resign his position with the company.  Mr. Pawson informed the Board that he had other personal commitments, which would require more of his time and therefore he could not meet his commitment with the company.  The Board accepted his resignation and subsequently appointed Hector A. Veron, the current Vice President, to the position of President.  The Board additionally appointed Maurice H. Madrid to the position of Vice President/ Secretary until such time as a new Vice President is appointed.

The changes outlined herein become effective Monday, January 10, 2005.

ITEM 8.01

Other Events

Effective immediately the company has changed it’s phone message line to 909-574-6470.  The company addresses for communication shall remain the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2005

PACIFIC SUNSET INVESTMENTS, INC.

(Registrant)

By:

    /s/  Hector Veron

/s/ Maurice H. Madrid

    ----------------------------

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    Hector Veron

Maurice H. Madrid

    President/CEO/Director

Vice Pres./ Acct Sec./Director

    (909)574-6470

 (909) 574-6470

  /s/  Frank De Santis

/s/  Song Liping

                -----------------------------

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    Frank De Santis

  Song Liping

    Director/ Legal Counsel

  Director

    (618) 688-1199

  011-8621-58731310

 /s/ R.B.Harris

/s/ Roger Pawson

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   R.B. Harris

Roger Pawson

   Director / Actg CFO

Resigning Officer/Director

   (909) 574-6470